Exhibit 99.1

                           Transactions in the Shares

               TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                  SINCE THE MOST RECENT FILING ON SCHEDULE 13D

                 Date of           Number of Shares      Price Per
               Transaction         Purchased/(SOLD)        Share
               -----------         ----------------      ---------

                  None